Exhibit 99.1

NEWS RELEASE

Contact:	Gregg Lampf (443) 327-1532 glampf@safenet-inc.com www.safenet-inc.com

SafeNet Reports First Quarter 2005 Financial Results

Company Revenue Increases 149% over First Quarter 2004; Adjusted EPS Grows by 88% and
Adjusted Net Income Grows by 200% Over Same Period

BALTIMORE, Maryland—April 28, 2005—SafeNet (NASDAQ: SFNT), setting the standard for information security, today announced results for the first quarter ended March 31, 2005.

Revenues for the three-month period ended March 31, 2005 increased 149% to $59.8 million, compared to $24.0 million for the same period in 2004.

Adjusted net income for the 2005 first quarter was $8.1 million, or $0.32 per diluted share, compared to $2.7 million, or $0.17 per diluted share, for the quarter ended March 31, 2004. The quarterly adjusted net income and per share information excludes acquisition-related expenses and assumes a 35% effective income tax rate.

The net income calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended March 31, 2005, was approximately $1.2 million or $0.05 per diluted share, which compares to a GAAP net loss of $456,000, or $(0.03) per diluted share, for the same period of 2004. The GAAP results for the three months ended March 31, 2005 include expenses related to acquisitions, including amortization of intangibles of $5.8 million, amortization of unearned compensation of $1.5 million, integration costs of $3.3 million, and their tax effects, resulting in an increase to adjusted net income of $6.9 million, or $0.27 per diluted share. This compares to an adjusted net income increase of $3.1 million, or $0.20 per diluted share, for the quarter ended March 31, 2004.

Anthony Caputo, Chairman and CEO of SafeNet, stated, “This first quarter of 2005 completes the first full year of our acquisition with Rainbow. We are pleased that this is working very well for us—our revenue is up 149% from the first quarter last year, adjusted net income is up by 200%, and adjusted EPS up by 88% from the first quarter last year.”

Caputo continued, “Our management and staff delivered a strong quarter highlighted by positive cash generation and GAAP income as well as declining receivables and days sales outstanding. Another indication of the strong execution by our team is the fact that our outside auditors have completed the audit of management’s assessment pursuant to Section 404 of the Sarbanes-Oxley

Act that the company maintained effective internal control over financial reporting and issued an unqualified opinion.”

In conclusion, “This week, SafeNet was named as the fastest growing networking company in America by Network World—this is especially significant since our growth topped other fast growing companies such as Research in Motion and Juniper Networks. Last year we were named as the third fastest growing company in the same issue, and our goal is to continue growing over the next five years. We feel this recognition as well as our strong financial results demonstrate that focused execution of our business plan continues to fuel our growth and ranking in the security space.”

Business Updates

Since the beginning of the first quarter of 2005, SafeNet has announced:

Customer Wins and Partnerships

•	The Department of Defense, as part of the government’s Cryptographic Modernization (CM) program, awarded SafeNet a contract to develop the Enhanced Crypto Card (ECC). The ECC is the next-generation version of SafeNet’s successful FORTEZZA Plus Crypto Card. The value of the contract is $7.7 million. SafeNet has booked nearly $35 million from the CM program to date, and expects acceleration from this program to begin later this year.

•	Royal Philips Electronics selected SafeZone Software to provide the security foundation for Philips Trust v2 DRM Solution. SafeNet and Philips will jointly deliver an integrated solution to the OEM marketplace.

•	Tally Solutions Pvt. Ltd., India’s biggest and most successful business accounting software, selected SafeNet for its software security solution. SafeNet will help define software security mechanisms for Tally’s products.

•	Digital River, Inc., a global leader in e-commerce outsourcing, plans to expand its licensing and platform support for SoftwarePassport™, its digital revenue management solution, by integrating with SafeNet’s Sentinel LM, a software-based license management technology.

Product Announcements

•	QuickSec Security Toolkits, SafeXcel IP products for Semiconductor OEMs, and all Luna hardware security appliances and PCI cards include SHA-256 hashing algorithms. This algorithm is the next generation answer beyond SHA-1 for data protection.

•	The availability of an expanded line of QuickSec products, including QuickSec IKEv2 and QuickSec for Telecom. The QuickSec products are a key component of SafeNet’s fully integrated security systems for VPN, Firewall, and Intrusion Prevention solutions. QuickSec for Telecom is the market’s first IPSec network security toolkit to secure third generation (3G) Wireless Networks. QuickSec

IKEv2 Toolkit provides OEM developers with a fast, reliable, and secure IPSec authentication solution at a fraction of the cost and time needed for in-house designs.

•	Borderless Security Platform, a new approach to Information Security that combines authentication, authorization, and confidentiality wrapped in a robust management system was announced at the RSA Conference. The SafeNet Borderless Security Platform enables granular authentication and authorization to applications, files, and networks, and provides enforcement of role and risk-based authorization policies.

Certifications

•	SafeNet’s entire line of SafeXcel™ security processors received Federal Information Processing Standards (FIPS) Cryptographic Module Validation from the U.S. Government’s National Institute of Standards and Technology (NIST). All U.S. Government Agencies are required to use security solutions that are FIPS validated, and we believe SafeNet holds the most NIST certifications in the industry.

•	SafeNet’s subsidiary, SafeNet Mykotronx, was assessed under the Software Engineering Institute’s (SEI) Capability Maturity Model® (CMM) and rated at level 3. A CMM Level 3 rating is the Software Engineering Institute’s standard for benchmarking the commercial and defense industry’s best practices for systems engineering. The Department of Defense views CMM as a necessity and now requires all their software developments to be performed by contractors that are rated CMM Level 3.

Acquisitions

•	The completion of the acquisition of DMDsecure B.V. in April 2005, a global leader in digital rights management (DRM) software. The acquisition will expand SafeNet’s Digital Rights Management Business growth into the electronic content protection market.

Current Outlook for Second Quarter and Full Year 2005

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the year ended December 31, 2005, the Company reiterates its prior guidance to achieve revenues in the range of $255 to $275 million. Adjusted net income guidance for 2005 is expected to be between $1.55 and $1.65 per diluted share. Adjusted guidance excludes estimated integration costs of $4.0 million, amortization of acquired intangibles of $22.5 million, and amortization of unearned compensation of $5.1 million. These adjustments net of a 35% effective tax rate are expected to increase net income by approximately $22.0 to $26.0 million, or approximately $0.88 to $0.98 per diluted share. The GAAP income per share guidance for 2005 is between $0.64 and $0.74 per diluted share.

For the quarter ending June 30, 2005, SafeNet currently expects to achieve revenues in the range of $60.0 to $64.0 million. The adjusted net income is expected to be in the range of $0.32 to $0.36 per diluted share. Adjusted guidance excludes integration costs of approximately $0.7 million, amortization of acquired intangible assets of $5.6 million, and amortization of unearned compensation of $1.2 million. These adjustments net of a 35% effective tax rate are expected to increase net income by approximately $5.2 million, or $0.20 per diluted share. The GAAP net income is expected to be in the range of $0.12 to $0.16 per diluted share.

Conference Call

As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-888-396-2384 and use passcode 86669843 within the United States. If you are calling from outside the U.S., please dial 1-617-847-8711 and use passcode 86669843. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.

SafeNet Analyst Briefing

SafeNet will be holding an Analyst Briefing on May 6, 2005 at the NASDAQ MarketSite in New York City. The event will be available through a live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com beginning at 12:30 p.m. Eastern.

About SafeNet, Inc.

SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Editor’s Note: SafeNet is a registered trademark and SafeXcel is a trademark of SafeNet. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$81,568	$74,751
Restricted cash	—	150
Short term investments	91,521	93,310
Accounts receivable, net of allowance for doubtful accounts of $2,238 in 2005 and $2,264 in 2004	49,049	56,224
Inventories, net of reserve of $441 in 2005 and $726 in 2004	17,567	18,168
Unbilled costs and fees	1,441	1,259
Deferred income taxes	9,694	9,694
Other current assets	3,679	3,252

Total current assets	254,519	256,808
Equipment and leasehold improvements, net	18,667	18,313
Computer software development costs, net of accumulated amortization of $1,441 in 2005 and $2,619 in 2004	2,198	2,349
Goodwill	304,447	305,311
Intangible assets, net of accumulated amortization of $34,790 in 2005 and $28,223 in 2004	133,516	139,192
Other assets	2,252	2,005

	$715,599	$723,978

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,506	$11,615
Advance payments and deferred revenue	9,788	11,319
Accrued salaries and commissions	8,578	13,046
Other accrued expenses	6,483	8,159
Accrued warranty	2,851	3,192
Accrued income taxes	8,283	6,818

Total current liabilities	46,489	54,149

Deferred tax liability	48,872	50,922
Other long-term liabilities	6,002	6,321

Total liabilities	101,363	111,392

Stockholders’ equity:
Preferred stock, $.01 par value per share.
Authorized 500 shares, none issued and outstanding	—	—
Common stock, $.01 par value per share.
Authorized 50,000 shares, issued 24,531 and 24,401 shares	245	244
Additional paid-in capital	636,026	633,882
Unearned compensation	(5,265)	(6,719)
Accumulated other comprehensive income	6,121	9,309
Accumulated deficit	(22,891)	(24,130)

Net stockholders’ equity	614,236	612,586

	$715,599	$723,978

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited — In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,	December 31,
	2005	2004	2004
Revenues (1)
Licenses and royalties	$3,979	$2,181	$2,377
Products	49,785	17,857	55,582
Service and maintenance	6,048	3,978	5,830

	59,812	24,016	63,789

Cost of revenues	28,560	9,164	31,209

Gross profit	31,252	14,852	32,580

Restructuring charges	—	1,485	(285)
Research and development expenses	8,155	4,786	7,069
Sales and marketing expenses	9,550	4,213	8,904
General and administrative expenses	5,179	2,744	4,263
Costs of integration of acquired companies	3,330	584	7,974
Amortization of unearned compensation	1,344	361	1,378
Amortization of acquired intangible assets	2,266	1,534	2,502

Total operating expenses	29,824	15,707	31,805

Operating income (loss)	1,428	(855)	775

Interest and other income, net	506	(136)	637

Income (loss) before income taxes	1,934	(991)	1,412

Income tax (expense) benefit	(696)	535	(177)

Net income (loss)	$1,238	$(456)	$1,235

Income (loss) per common share:
Basic	$0.05	$(0.03)	$0.05

Diluted	$0.05	$(0.03)	$0.05

Shares used in computation:
Basic	24,486	15,183	24,252
Diluted	25,439	15,183	25,277

(1)	Certain prior period amounts were reclassified to conform to current period presentation.

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AS ADJUSTED
(Unaudited — In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,	December 31,
	2005	2004	2004
Revenues (1)
Licenses and royalties	$3,979	$2,181	$2,377
Products	49,785	17,857	55,582
Service and maintenance	6,048	3,978	5,830

	59,812	24,016	63,789

Cost of revenues	24,959	8,035	27,264

Gross profit	34,853	15,981	36,525

Research and development expenses	8,155	4,786	7,069
Sales and marketing expenses	9,550	4,213	8,904
General and administrative expenses	5,179	2,744	4,263

Total operating expenses	22,884	11,743	20,236

Operating income	11,969	4,238	16,289

Interest and other income, net	506	(136)	637

Income before income taxes	12,475	4,102	16,926

Income tax expense	(4,366)	(1,436)	(5,924)

Net income	$8,109	$2,666	$11,002

Income per common share:
Basic	$0.33	$0.18	$0.45

Diluted	$0.32	$0.17	$0.44

Shares used in computation:
Basic	24,486	15,183	24,252
Diluted	25,439	15,993	25,277

Reconciliation to GAAP:

Amortization of acquired intangibles — cost of revenues	$3,491	$1,129	$3,429
Unearned compensation — cost of revenues	110	—	516
Restructuring charges	—	1,485	(285)
Integration costs	3,330	584	7,974
Amortization of unearned compensation — operating expenses	1,344	361	1,378
Amortization of acquired intangibles — operating expenses	2,266	1,534	2,502
Income Taxes	(3,670)	(1,971)	(5,747)

Total Adjustments	$6,871	$3,122	$9,767

GAAP Net Income	$1,238	$(456)	$1,235

(1)	Certain prior period amounts were reclassified to conform to current period presentation.